Exhibit (a)(2)


                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO TREASURERS' SERIES FUNDS, INC.


      INVESCO Treasurers' Series Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies that:

      FIRST: Article I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                    ARTICLE I
                                  NAME AND TERM

           The name of the corporation is "INVESCO Treasurer's Series Funds, Inc.," and it shall have perpetual existence.

      SECOND: The foregoing amendment, in accordance with the requirements of
Section 2-605 of the General Corporation Law of the State of Maryland, was approved by a majority of the board of directors of the Company on February 3, 1999.

      THIRD: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Treasurers' Series Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 24th day of May, 1999.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO TREASURERS' SERIES FUNDS, INC.


                              By: /s/ MARK H. WILLIAMSON
                                  ------------------------------
                                  Mark H. Williamson
                                  President


WITNESSED:


/s/ GLEN A. PAYNE
----------------------------------
Glen A. Payne, Secretary

                                  CERTIFICATION
                                  -------------

I, Cheryl K. Howlett, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

Given my hand and official seal this 24th day of May, 1999.


                              /s/ Cheryl K. Howlett
                              ----------------------------
                              Notary Public
                              7800 E. Union Avenue
                              Denver, Colorado 80237


[SEAL]

My commission expires:  February 22, 2003
                        -----------------


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